UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2020

BRP Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39095	61-1937225
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd., Suite 800 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (866) 279-0698

Not Applicable

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2020 (the “Closing Date”), Baldwin Risk Partners, LLC (“BRP LLC”), a subsidiary of BRP Group, Inc. (the “Company”), as borrower, entered into a Credit Agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, certain material subsidiaries of BRP LLC, as guarantors, and the several banks, financial institutions, institutional investors and other entities from time to time party thereto as lenders and letter of credit issuers. The New Credit Agreement provides for new senior secured credit facilities in an aggregate principal amount of $800 million, consisting of (i) a term loan facility in the principal amount of $400 million (the loans thereunder, the “New Term Loans”) and (ii) a revolving credit facility with commitments in an aggregate principal amount of $400 million (the “New Revolving Credit Facility” and the loans thereunder, the “New Revolving Loans”). The New Term Loans were funded on the Closing Date, a portion of the proceeds of which were used to repay in full BRP LLC’s obligations under that certain Fourth Amended and Restated Credit Agreement, dated as of December 19, 2019 (as amended, the “2019 Credit Agreement”), among BRP LLC, certain subsidiaries of BRP LLC, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. In connection with such repayment in full, the 2019 Credit Agreement, the commitments thereunder and the guarantees and security interests with respect thereto were terminated and released, as applicable. The New Revolving Credit Facility was undrawn as of the Closing Date. The New Revolving Credit Facility and the remaining proceeds of the New Term Loans are available to finance the working capital needs and for other general corporate purposes of BRP LLC and certain of its subsidiaries (including acquisitions and other investments permitted under the New Credit Agreement).

The New Term Loans bear interest at a rate per annum based upon, depending on the type of loan, the Eurodollar rate plus 4.00% or the alternative base rate plus 3.00%. The New Revolving Loans bear interest at a rate per annum based upon, depending on the type of loan, the Eurodollar rate or the alternative base rate plus, in each case, a margin based on Total Net Leverage Ratio (as defined in the New Credit Agreement). BRP LLC will pay a letter of credit fee equal to the margin then in effect with respect to Eurodollar loans under the New Revolving Credit Facility multiplied by the daily amount available to be drawn under any letter of credit, a fronting fee and any customary documentary and processing charges for any letter of credit issued under the New Credit Agreement.

The outstanding principal balance of the New Term Loans is required to be repaid in equal quarterly installments equal to 0.25% of the original principal amount of the New Term Loans beginning with the fiscal quarter ending December 31, 2020, the balance of which is due at maturity on October 14, 2027. The New Revolving Credit Facility is not subject to amortization and will mature on October 14, 2025.

The New Credit Agreement contains (i) certain customary representations and warranties, (ii) certain customary affirmative covenants, (iii) certain customary negative covenants and (iv) certain customary events of default, including, among other things, certain events of bankruptcy. If such an event of default occurs, the lenders under the New Credit Agreement would be entitled to terminate the lending commitments under the New Revolving Credit Facility and accelerate amounts due under the New Credit Agreement.

The foregoing description of the terms of the New Credit Agreement is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 12, 2020, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of Class B Common Stock from 50,000,000 to 100,000,000. The Certificate of Amendment was approved by the Company’s Board of Directors and majority stockholders as disclosed on the Company’s Information Statement filed with the Securities and Exchange Commission on September 22, 2020. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K. All descriptions of the Certificate of Amendment herein are qualified in their entirety to the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation

10.1	Credit Agreement, dated as of October 14, 2020, by and among Baldwin Risk Partners, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as the Administrative Agent, the Guarantors party thereto, the Lenders party thereto and the Issuing Lenders party thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: October 14, 2020	By:	/s/ Kristopher A. Wiebeck
	Name:	Kristopher A. Wiebeck
	Title:	Chief Financial Officer